Certificate No. ______ For ______
Issued to ______

Dated ______, ______

From whom transferred ______

Dated ______, ______

NO. ORIGINAL CERTIFICATE	NO. ORIGINAL SHARES	SHARES TRANSFERRED

Received Certificate No. ______
for ______
this ______ day of ______, ______

NUMBER

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
DECEMBER 11, 2014

SHARES

Stocosil Inc.

AUTHORIZED: 10,000,000 SHARES COMMON STOCK PAR VALUE $0.0001 EACH

This Certifies that ______ *is the registered holder of* ______ *Shares of the above named Corporation transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.*

In Witness Whereof, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ______ day of ______ A.D. ______*

SECRETARY

PRESIDENT

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